Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Forms S-8) of American Eagle Outfitters, Inc. as follows:

  1999 Stock Incentive Plan (Registration Nos. 333-34748 and 333-75188),

  Employee Stock Purchase Plan (Registration No. 333-3278),

  1994 Restricted Stock Plan (Registration No. 33-79350),

  1994 Stock Option Plan (Registration Nos. 333-44759, 33-79358 and 333-12661),

  Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796),

  Profit Sharing and 401(k) Plan (Registration No. 333-121641), and

  2005 Stock Award and Incentive Plan (Registration No. 333-126278)

of our reports dated May 24, 2005, August 15, 2005 and December 1, 2005 relating to the unaudited consolidated financial statements of American Eagle Outfitters, Inc., that are included in its Forms 10-Q for the quarters ended April 30, 2005, July 30, 2005 and October 29, 2005, respectively.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 1, 2005